Exhibit 10.24

Amendment to Supply and Distribution Agreement

This Amendment to the Supply and Distribution Agreement described below is made as of April 1, 2004, by and between AngioDynamics, Inc., a Delaware corporation (“AngioDynamics”), and Biolitec, Inc., a New Jersey Corporation (“Biolitec”).

Preliminary Statement

AngioDynamics and Biolitec are parties to a Supply and Distribution Agreement dated as of April 1, 2002, as amended (collectively, including all Amendments, the “Agreement”). AngioDynamics and Biolitec desire to amend the Agreement in certain respects, as hereinafter described.

In furtherance of the foregoing and in consideration of the mutual promises contained herein the parties hereto agree as follows:

1.    Definition of Terms.    All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Agreement.

2.    Amendment of Section 3.6(c).    AngioDynamics and Biolitec acknowledge that pursuant to Section 3.6(c) of the Agreement, Biolitec had granted to AngioDynamics a license to use the “ELVeS” trademark in connection with the promotion, marketing and sale of Products, but AngioDynamics has never used this mark. Instead AngioDynamics has been using “ELVS” trademark of Biolitec, and acknowledging Biolitec’s ownership on the Products and their literature. AngioDynamics and Biolitec acknowledge that AngioDynamics has used and desires to continue to use in the alternative the “ELVS” trademark in connection with the promotion, marketing and sale of the Products. Accordingly, AngioDynamics and Biolitec agree that Section 3.6(c) of the Agreement is hereby deleted in its entirety and the following is substituted in place thereof.

“(c)	Biolitec hereby grants to AngioDynamics a royalty free license to use the “ELVS” trademark in connection with the promotion, marketing and sale of Product, with proper acknowledgement of ownership by Biolitec. AngioDynamics may use any other trademark or trade dress as it deems appropriate in the promotion, marketing and sale of Products. Biolitec shall have the right to preview and comment on items that incorporate the “ELVS” trademark.”

AngioDynamics and Biolitec agree that effective as of the date of this Amendment to the Agreement, AngioDynamics shall not have any further right to utilize the trademark “ELVeS” for any purpose whatsoever.

3.    Other Terms and Conditions Unchanged.    AngioDynamics and Biolitec agree that all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and all such other terms and conditions are hereby ratified and confirmed.

Signed as a sealed instrument as of the date first written above.

BIOLITEC, INC.

By	/S/ KELLY R. MORAN

Its COO

ANGIODYNAMICS, INC.

By	/S/ WILLIAM APPLING

William Appling VP, Research AngioDynamics, Inc.